Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-148032) pertaining to the 2006 Stock Incentive Plan,
2)	Registration Statement (Form S-8 No. 333-146505) pertaining to the 2002 Employee Stock Purchase Plan,
3)	Registration Statement (Form S-8 No. 333-146504) pertaining to the CACI $MART Plan,
4)	Registration Statement (Form S-8 No. 333-104118) pertaining to the 2002 Employee, Management, and Director Stock Purchase Plans, as amended,
5)	Registration Statement (Form S-8 No. 333-91676) pertaining to the CACI $MART Plan,
6)	Registration Statement (Form S-8 No. 333-157093) pertaining to the 2006 Stock Incentive Plan, as amended,
7)	Registration Statement (Form S-8 No. 333-164710) pertaining to the 2002 Employee Stock Purchase Plan, as amended
8)	Registration Statement (Form S-8 No. 333-179392) pertaining to the 2006 Stock Incentive Plan, as amended, and
9)	Registration Statement (Form S-8 No. 333-193781) pertaining to the 2002 Employee Stock Purchase Plan, as amended;

of our reports dated August 24, 2016, with respect to the consolidated financial statements and schedule of CACI International Inc and the effectiveness of internal control over financial reporting of CACI International Inc included in this Annual Report (Form 10-K) of CACI International Inc for the year ended June 30, 2016.

/s/ Ernst & Young LLP

McLean, Virginia

August 24, 2016